CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-201602, 333-211835, 333-232022, 333-255113, 333-266204 and 333-281049) and Form F- 3 (No. 333-286306) of Globant S.A. of our report dated February 27, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PRICE WATERHOUSE & CO. S.R.L. /s/ Alejandro Javier Rosa (Partner) Autonomous City of Buenos Aires, Argentina February 27, 2026